Exhibit 23.2

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated March 30, 2001, on our audits of the consolidated financial statements and schedule of Einstein/Noah Bagel Corp. and subsidiaries, included in New World Coffee Manhattan Bagel Inc.'s current report on Form 8-K dated July 3, 2001, and to all references to our Firm included in this registration statement.




Arthur Andersen LLP



Denver, Colorado
August 30, 2001